Exhibit 107
Calculation of Filing Fee Tables
424(b)(3)
(Form Type)
GE HealthCare Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	13,281,302	–	$1,038,996,255.46	–		S-1	333-272419	June 7, 2023	$114,497.31

	Total Offering Amounts					$ 1,038,996,255.46		$ 114,497.31 (2)

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$ 0

	Net Fee Due							$ 0

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder, as a result of stock splits, stock dividends or other similar transactions.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant filed the Registration Statement on Form
S-3
(File
No. 333-277108)
(the “Current Registration Statement”), which was filed and became automatically effective on February 15, 2024. The Current Registration Statement initially included 61,581,302 unsold shares of common stock, par value $0.01 per share (the “Unsold Securities”) that had previously been registered under the Registrant’s Registration Statement on Form
S-1
(File
No. 333-272419),
which was declared effective on June 7, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the Registrant carried forward to the Current Registration Statement the Unsold Securities that were previously registered under the Prior Registration Statement, and the filing fees of approximately $530,889.08 previously paid in connection with the Unsold Securities continued to be applied to the Unsold Securities that were carried forward to the Current Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement was deemed terminated as of February 15, 2024. On February 21, 2024, 14,950,000 shares were sold pursuant to the Current Registration Statement, and filing fees of $128,883.14 previously paid in connection with the Prior Registration Statement were applied in connection with such sale. On March 14, 2024, 16,100,000 shares were sold pursuant to the Current Registration Statement, and filing fees of $138,797.23 previously paid in connection with the Prior Registration Statement were applied in connection with such sale. On September 16, 2024, 17,250,000 shares were sold pursuant to the Current Registration Statement, and filing fees of $148,711.40 previously paid in connection with the Prior Registration Statement were applied in connection with such sale.